Exhibit 4.1

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Execution Copy

CADBURY SCHWEPPES US FINANCE LLC
as Issuer

CADBURY SCHWEPPES PUBLIC LIMITED COMPANY
as Guarantor

CADBURY SCHWEPPES FINANCE P.L.C.
as Subsidiary Guarantor

to

JPMORGAN CHASE BANK
as Trustee

INDENTURE

Dated as of September 29, 2003

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Reconciliation and tie between
Trust Indenture Act of 1939 (the “Trust Indenture Act”)
and Indenture

Trust Indenture Act Section	Indenture Section

§310(a)(1)	607
(a)(2)	607
(b)	608
§312(a)	701
(b)	702
(c)	702
§313(a)	703
(b)(2)	703
(c)	703
(d)	703
§314(a)	704
(c)(1)	102
(c)(2)	102
(e)	102
(f)	102
§316(a) (last sentence)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
§317(a)(1)	503
(a)(2)	504
(b)	1003
§318(a)	108
Note:	This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

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TABLE OF CONTENTS

Page No.

ARTICLE ONE
Definitions and Other Provisions of General Application

ARTICLE TWO
Securities Forms

ARTICLE THREE
The Securities

ARTICLE FOUR
Satisfaction and Discharge of Indenture

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ARTICLE FIVE
Remedies

ARTICLE SIX
The Trustee

ARTICLE SEVEN
Holders Lists and Reports by Trustee, Company, Guarantor and Subsidiary Guarantor

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ARTICLE EIGHT
Merger and Consolidation

Section 8.01	Company, Guarantor or Subsidiary Guarantor May Consolidate, Etc., Only on Certain Terms.	60
Section 8.02	Successor Person Substituted for Company, Guarantor or Subsidiary Guarantor.	61

ARTICLE NINE
Supplemental Indentures

ARTICLE TEN
Covenants

ARTICLE ELEVEN
Redemption of Securities

ARTICLE TWELVE
Sinking Funds

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ARTICLE THIRTEEN
Securities in Foreign Currencies

Section 13.01	Applicability of Article.	80

ARTICLE FOURTEEN
Meetings of Holders of Securities

ARTICLE FIFTEEN
Guarantees

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     INDENTURE, dated as of September 29, 2003 (the “Indenture”) , among CADBURY SCHWEPPES US FINANCE LLC, a Delaware limited liability company (the “Issuer” or the “Company”) having its principal executive office located at 5301 Legacy Drive, Plano, Texas 75024, USA, CADBURY SCHWEPPES public limited company (the “Guarantor”) , incorporated and existing under the laws of England and Wales, having its registered office at 25 Berkeley Square, London W1J 6HB, CADBURY SCHWEPPES FINANCE P.L.C., incorporated and existing under the laws of England and Wales having its registered office at 25 Berkeley Square, London W1J 6HB (the “Subsidiary Guarantor” and together with the Guarantor, the “Guarantors”) , and JPMorgan Chase Bank, a New York banking corporation, as trustee (the “Trustee”) , as security registrar (the “Security Registrar”) , as paying agent (the “Paying Agent”) , and as transfer agent (the “Transfer Agent”) , having its Corporate Trust Office located at 4 New York Plaza, 15th Floor, New York, New York 10004, USA;

RECITALS

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior unsecured debentures, notes or other evidences of Indebtedness (hereinafter called the “Notes”) , unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

     The Company has duly authorized the execution and delivery of this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     This Indenture shall be subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

     For value received, each of the Guarantor and the Subsidiary Guarantor have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the guarantees (each, a “Guarantee”) provided for herein. All things necessary to make this Indenture a valid agreement of each of the Guarantor and the Subsidiary Guarantor, in accordance with its terms, have been done. The Notes and the Guarantees are hereinafter collectively referred to as the “Securities”.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof and any Coupons (as hereinafter defined) as follows:

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ARTICLE ONE Definitions and Other Provisions of General Application
Section 1.01 Definitions; Rules of Construction.

     Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) except as otherwise indicated, all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United Kingdom GAAP;

(4) the words “herein” , “hereof” , “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both” , not “either A or B but not both”) ;

(6) provisions apply to successive events and transactions;

(7) the masculine gender includes the feminine and the neuter; and

(8) references to agreements and other instruments include subsequent amendments thereto.

     Certain terms used principally in certain Articles hereof are defined in those Articles.

     “Act” , when used with respect to any Holders, has the meaning specified in Section 1.04.

     “Additional Amounts” has the meaning specified in Section 10.04.

     “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) , as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of, the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.12 to act on behalf of the Trustee to authenticate Securities of one or more series.

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     “Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

     “Bearer Security” means any Security in the form established pursuant to Section 2.01 which is payable to bearer.

     “Board of Directors” when used in relation to the Company, means the board of managers of the Company, when used in relation to the Guarantor, means the board of directors of the Guarantor or the executive committee therof, if duly authorized by the board of directors of the Guarantor, and when used in relation to the Subsidiary Guarantor, means the board of directors of the Subsidiary Guarantor or the executive committee therof, if duly authorized by the board of directors of the Subsidiary Guarantor, as the case may be.

     “Board Resolution” when used in relation to the Company, the Guarantor or the Subsidiary Guarantor, means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company or of the Guarantor or of the Subsidiary Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

     “Business Day” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York, New York or London are authorized or obligated by law, regulation or executive order to close.

     “Capital Employed” means the total capital employed as shown on the consolidated balance sheet as published in the most recent annual report and accounts of the Guarantor.

     “Capital Markets Indebtedness” means any loan or other indebtedness of any Person which is in the form of or represented by any bonds, notes, depositary receipts or other securities for the time being quoted or listed, with the agreement of such Person, on any stock exchange.

     “Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

     “Common Stock” includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the Securities.

     “Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by the President, the Chief Executive Officer, a Vice President, the Chief Accounting Officer, the Chief Financial Officer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

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     “Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

     “Corporate Trust Office” means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of this Indenture is located at 4 New York Plaza, 15th Floor, New York, New York 10004, USA, Attention: Institutional Trust Services or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principle corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and to the Company).

     “Corporation” includes corporations and limited liability companies and, except for purposes of Article Eight, associations, companies (other than limited liability companies) and business trusts.

     “Coupon” means any interest coupon appertaining to a Bearer Security.

     “Currency” , with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.

     “CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s Corporation, CUSIP Service Bureau.

     “Defaulted Interest” has the meaning specified in Section 3.07.

     “Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

     “Event of Default” has the meaning specified in Section 5.01.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

     “Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

     “Guarantees” means the guarantee of each of the Guarantor and the Subsidiary Guarantor as set forth in Article 15 or established in an indenture supplemental hereto, the text of which shall be endorsed on any Note authenticated and delivered pursuant to this Indenture.

     “Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

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     “Guarantors” means the Guarantor together with the Subsidiary Guarantor.

     “Guarantor Request” and “Guarantor Order” mean, respectively, a written request or order, as the case may be, signed, in the name of the Guarantor or the Subsidiary Guarantor by any member of the Board of Directors or the Secretary or the Assistant Secretary or any officer of the Guarantor or the Subsidiary Guarantor, as the case may be, and delivered to the Trustee.

     “Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on any Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of the United States or such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

     “Holder” , in the case of any Registered Security, means the Person in whose name such Security is registered in the Security Register and, in the case of any Bearer Security, means the bearer thereof and, in the case of any Coupon, means the bearer thereof.

     “Indebtedness” of any Person means:

(1) any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

(2) any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

(3) any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

     “Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security and any Coupon appertaining thereto established pursuant to Section 3.01 (as such terms and provisions may be amended pursuant to the applicable provisions hereof); provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular series of Securities for which such Person is Trustee established pursuant to Section 3.01, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.

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     “Independent Public Accountants” means accountants or a firm of accountants that, with respect to the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, and any other obligor under the Securities or the Coupons, are independent public accountants within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, who may be the independent public accountants regularly retained by the Company, the Guarantor or the Subsidiary Guarantor or who may be other independent public accountants. Such accountants or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Indenture or certificates required to be provided hereunder.

     “Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

     “Interest Payment Date” , with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     “Judgment Currency” has the meaning specified in Section 1.17.

     “Legal Holidays” has the meaning specified in Section 1.15.

     “London Stock Exchange” means the London Stock Exchange plc.

     “Maturity” , with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes the Redemption Date.

     “Moody’s” means Moody’s Investors Service, Inc. and its successors.

     “New York Banking Day” has the meaning specified in Section 1.17.

     “Office” or “Agency” , with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 10.02 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 10.02 or, to the extent designated or required by Section 10.02 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

     “Officers’ Certificate” means a certificate delivered to the Trustee and signed, in the case of the Company, by the Chairman of the Board, the President, a Vice President, the Chief Financial Officer or the Chief Accounting Officer or the Treasurer, an Assistant Treasurer, the Secretary, the Pro-Secretary or an Assistant Secretary of the Company, that, if applicable, complies with the requirements of Section 314(e) of the Trust Indenture Act, or in the case of the Guarantor or the Subsidiary Guarantor, by a director or an officer of the Guarantor or the Subsidiary Guarantor, as the case may be; provided, however, the officer signing an Officers’ Certificate given pursuant to Section 10.11 on behalf of the Company, the Guarantor or the Subsidiary Guarantor shall be the principal executive, financial or accounting officer of the Company, the Guarantor or the Subsidiary Guarantor, as the case may be.

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     “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company, the Guarantor or the Subsidiary Guarantor or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

     “Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides, at any time prior to the final Stated Maturity of such Security, for declaration of an amount less than the principal face amount thereof to be due and payable upon acceleration pursuant to Section 5.02.

     “Outstanding” , when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

     (1)      any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

     (2)      any such Security for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 4.02) with the Trustee or any Paying Agent (other than the Company, the Guarantor or the Subsidiary Guarantor) in trust or set aside and segregated in trust by the Company, the Guarantor or the Subsidiary Guarantor (if the Company shall act as its own Paying Agent or authorize the Guarantor or the Subsidiary Guarantor to act as Paying Agent) for the Holders of such Securities and any Coupons appertaining thereto, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (3)      any such Security with respect to which the Company, the Guarantor or the Subsidiary Guarantor has effected defeasance or covenant defeasance pursuant to the terms hereof, except to the extent provided in Section 4.02;

     (4)      any such Security which has been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a protected purchaser in whose hands such Security is a valid obligation of the Company; and

     (5)      any such Security converted or exchanged as contemplated by this Indenture into Common Stock or other securities, cash or other property, if the terms of such Security provide for such conversion or exchange pursuant to Section 3.01;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 5.02 at the time of such determination, and

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(ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) the principal amount of a Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iv) Securities beneficially owned by the Company, the Guarantor or the Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company, the Guarantor, the Subsidiary Guarantor or any other obligor upon the Securities or any Coupons appertaining thereto or an Affiliate of the Company, the Guarantor, the Subsidiary Guarantor or such other obligor.

     “Paying Agent” means any Person authorized by the Company to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security or any Coupon on behalf of the Company.

     “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust or any other entity or organization, including a government or political subdivision or any agency or political subdivision thereof.

     “Place of Payment” , with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to such Security are payable as provided in or pursuant to this Indenture or such Security.

     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same Indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security or any Security to which a mutilated, destroyed, lost or stolen Coupon appertains shall be deemed to evidence the same Indebtedness as the lost, destroyed, mutilated or stolen Security or the Security to which a mutilated, destroyed, lost or stolen Coupon appertains.

     “Principal Property” means any manufacturing or processing plant or warehouse located in the United States or the United Kingdom, owned or leased by the Guarantor or any Restricted Subsidiary, other than (i) any such property which, in the opinion of the Board of Directors of the Guarantor, is not of material importance to the total business conducted by the Guarantor and its Subsidiaries and associated companies, or (ii) any portion of such property which, in the opinion of the Board of Directors of the Guarantor is not of material importance to the use or operation of such property.

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     “QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

     “Rating Agencies” means (i) S&P and (ii) Moody’s and (iii) if S&P or Moody’s or both shall not make a rating of the Securities publicly available, a nationally recognized United States securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

     “Redemption Date” , with respect to any Security or portion thereof to be redeemed, means each date fixed for such redemption by or pursuant to this Indenture or such Security.

     “Redemption Price” means, with respect to any Security or portion thereof to be redeemed, the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.

     “Registered Security” means any Security in registered form established pursuant to Section 2.01 which is registered in the Security Register.

     “Regular Record Date” for the interest payable on any Registered Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture, an indenture supplemental hereto, or such Security as the “Regular Record Date” .

     “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due but, if the full amount of the moneys payable has not been received by the Trustee on or prior to such due date, it means the date on which the full amount of such moneys is received and notice to that effect is duly given to the Holders in accordance with the provisions contained in this Indenture.

     “Required Currency” has the meaning specified in Section 1.17.

     “Responsible Officer” shall mean when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

     “Restricted Subsidiary” means any Subsidiary (i) substantially all the property of which is located, and substantially all the operations of which are conducted, in the United States or the United Kingdom, and (ii) which owns or leases a Principal Property.

     “S&P” means Standard & Poor’s, a division of The Mc-Graw-Hill Companies, Inc. and its successors.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of Indebtedness, as the case may be, authenticated and delivered under this Indenture, including, in each case, any related Guarantee or Guarantees in respect of such Indebtedness; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” , with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

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     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

     “Special Record Date” for the payment of any Defaulted Interest on any Registered Security means a date fixed by the Trustee pursuant to Section 3.07.

     “Stated Maturity” , with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

     “Sterling” and the sign “£” mean the lawful currency of the United Kingdom.

     “Subsidiary” means one of the Guarantor’s subsidiaries within the meaning of Section 736 of the United Kingdom Companies Act 1985, as amended from time to time, and any orders or regulations made under such Section 736.

     “Subsidiary Guarantor” means the Person named as the “Subsidiary Guarantor” in the first paragraph of this instrument until a Successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Subsidiary Guarantor” shall mean such successor Person.

     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

     “United Kingdom” means The United Kingdom of Great Britain and Northern Ireland.

     “United Kingdom GAAP” means generally accepted accounting principles in the United Kingdom and the accounting principles and policies of the Company and its Restricted Subsidiaries, in each case in effect as of the date of this Indenture. All ratios and computations shall be computed in conformity with United Kingdom GAAP applied on a consistent basis and using constant Sterling calculations.

     “United States” , except as otherwise provided in or pursuant to this Indenture or any Security, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

     “United States Alien” , except as otherwise provided in or pursuant to this Indenture or any Security, means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

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     “U.S. Depository” or “Depository” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as U.S. Depository or Depository by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Exchange Act and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “U.S. Depository” or “Depository” shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

     “Vice President” , when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President”.

     “Wholly Owned” means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable law and shares of Common Stock that, in the aggregate, do not exceed 1% of the economic value or voting power of the Capital Stock of such Subsidiary) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

     “Withholding Tax Redemption” has the meaning specified in Section 10.08.

     “Withholding Tax Redemption Certificate” has the meaning specified in Section 10.08.

     “Withholding Tax Redemption Date” has the meaning specified in Section 10.08.

     “Withholding Tax Redemption Price” has the meaning specified in Section 10.08.

Section 1.02 Compliance Certificates and Opinions.

     Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Company, the Guarantor or the Subsidiary Guarantor to the Trustee to take any action under any provision of this Indenture, the Company, the Guarantor or the Subsidiary Guarantor shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, such action is authorized or permitted by this Indenture and that all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

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(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company, or a director or officer of the Guarantor or the Subsidiary Guarantor, may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such director or officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, or a director or directors or an officer or officers of the Guarantor or the Subsidiary Guarantor stating that the information with respect to such factual matters is in the possession of the Company, the Guarantor or the Subsidiary Guarantor unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders.

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If, but only if, Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company, the Guarantor or the Subsidiary Guarantor.

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Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Company, the Guarantor and the Subsidiary Guarantor and any agent of the Trustee, the Company, the Guarantor or the Subsidiary Guarantor, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 14.06.

     Without limiting the generality of this Section 1.04, unless otherwise provided in or pursuant to this Indenture, a Holder, including a U.S. Depository that is a Holder of a global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a U.S. Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such U.S. Depository’s standing instructions and customary practices.

     The Trustee shall fix a record date for the purpose of determining the Persons who are beneficial owners of interest in any permanent global Security held by a U.S. Depository entitled under the procedures of such U.S. Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other Act, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other Act shall be valid or effective if made, given or taken more than 90 days after such record date.

(2) The fact and date of the execution by any Person of any such instrument or writing referred to in this Section 1.04 may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(3) The ownership, principal amount and serial numbers of Registered Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(4) The ownership, principal amount and serial numbers of Bearer Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary reasonably acceptable to the Company, the Guarantor and the Subsidiary Guarantor, wherever situated, if such certificate shall be deemed by the Company, the Guarantor and the Subsidiary Guarantor and the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory.

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The Trustee, the Company, the Guarantor and the Subsidiary Guarantor may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, (2) such Bearer Security is produced to the Trustee by some other Person, (3) such Bearer Security is surrendered in exchange for a Registered Security or (4) such Bearer Security is no longer Outstanding. The ownership, principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of the commencement and the date of the termination of holding the same may also be proved in any other manner which the Company, the Guarantor, the Subsidiary Guarantor and the Trustee deem sufficient.

(5) If the Company, the Guarantor or the Subsidiary Guarantor shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(6) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, the Company, the Guarantor or the Subsidiary Guarantor in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 1.05 Notices, etc. to Trustee, Company, Guarantor and Subsidiary Guarantor

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the Trustee by any Holder, the Company, the Guarantor or the Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

(2) the Company, the Guarantor or the Subsidiary Guarantor by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, addressed to the attention of its Treasurer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, the Guarantor or the Subsidiary Guarantor, as the case may be.

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Section 1.06 Notice to Holders of Securities; Waiver.

     Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event:

(1) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and

(2) such notice shall be sufficiently given to Holders of Bearer Securities, if any, if published in an Authorized Newspaper in The City of New York and, if such Securities are then listed on any stock exchange outside the United States, in an Authorized Newspaper in such city as the Company shall advise the Trustee that such stock exchange so requires, on a Business Day at least twice, the first such publication to be not earlier than the earliest date and the second such publication not later than the latest date prescribed for the giving of such notice.

     In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.07 Language of Notices.

     Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

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Section 1.08 Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act, such required provision shall control.

Section 1.09 Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10 Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11 Separability Clause.

     In case any provision in this Indenture, any Security or any Coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12 Benefits of Indenture.

     Nothing in this Indenture, any Security or any Coupon, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authentication Agent and their successors hereunder and the Holders of Securities or Coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13 Governing Law; Submission to Jurisdiction; Appointment of Agent for Service.

     THIS INDENTURE, THE NOTES, THE GUARANTEES AND ANY COUPONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Each of the Trustee, the Company, the Guarantor and the Subsidiary Guarantor irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or based on this Indenture may be brought in any United States federal or state court in the State of New York, County of New York.

     Each of the Company, the Guarantor and the Subsidiary Guarantor designates, appoints, and empowers CT Corporation System whose offices are currently at 111 Eighth Avenue, 13th Floor, New York, New York 10011, USA, as its designee, appointee and agent to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against any of the Company, the Guarantor or the Subsidiary Guarantor in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and the Indenture and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, each of the Company, the Guarantor and the Subsidiary Guarantor agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 1.13 reasonably satisfactory to the Trustee.

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Each of the Company, the Guarantor and the Subsidiary Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company, the Guarantor or the Subsidiary Guarantor by serving a copy thereof upon the relevant agent for service of process referred to in this Section 1.13 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service). Each of the Company, the Guarantor and the Subsidiary Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the federal courts located in The City of New York or the courts of the State of New York located in The County of New York and hereby further irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 1.14 Waiver of Jury Trial.

     EACH OF THE TRUSTEE, THE COMPANY, THE GUARANTOR AND THE SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS INDENTURE. THE TRUSTEE, THE COMPANY, THE GUARANTOR AND THE SUBSIDIARY GUARANTOR ACKNOWLEDGE THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS INDENTURE AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS IN CONNECTION WITH THIS INDENTURE. THE TRUSTEE, THE COMPANY, THE GUARANTOR AND THE SUBSIDIARY GUARANTOR WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 1.15 Legal Holidays.

     Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of any Security, or the last date on which a Holder has the right to convert or exchange Securities of a series that are convertible or exchangeable, shall not be a Business Day (a “Legal Holiday”) at any Place of Payment, then (notwithstanding any other provision of this Indenture, any Security or any Coupon other than a provision in any Security or Coupon that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, and such Securities need not be converted or exchanged on such date but such payment may be made, and such Securities may be converted or exchanged, on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity or on such last day for conversion or exchange, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or last day for conversion or exchange, as the case may be, to the next succeeding Business Day.

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Section 1.16 Counterparts.

     This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 1.17 Judgment Currency.

     Each of the Company, the Guarantor and the Subsidiary Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Amounts on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”) , the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

Section 1.18 No Security Interest Created

     Subject to the provisions of Section 10.05, nothing in this Indenture or in any Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

Section 1.19 Limitation on Individual Liability

     No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company, the Guarantor or the Subsidiary Guarantor, either directly or through the Company, the Guarantor or the Subsidiary Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company, the Guarantor or the Subsidiary Guarantor, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.

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ARTICLE TWO Securities Forms

Section 2.01 Forms Generally.

     Each Registered Security, Bearer Security, Coupon and temporary or permanent global Security issued pursuant to this Indenture shall be in the form established by or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Security or Coupon as evidenced by their execution of such Security or Coupon.

     The text of the Guarantees shall be endorsed on the Securities of each series in substantially the form established by or pursuant to Board Resolutions of the Guarantor and the Subsidiary Guarantor, as the case may be, or established in one or more indentures supplemental hereto, and in each case shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers duly authorized thereto executing such Securities, all as evidenced by such execution. If the Guarantees, the text of which is to be endorsed on the Securities of any series, are established by action taken pursuant to Board Resolutions of the Guarantor and the Subsidiary Guarantor, as the case may be, a copy of an appropriate record of such action shall be certified by any member of the Board of Directors or the Secretary or the Assistant Secretary or any officer of the Guarantor and the Subsidiary Guarantor, as the case may be, and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

     Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in registered form without Coupons and shall not be issuable upon the exercise of warrants.

     Definitive Securities and definitive Coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities or Coupons, as evidenced by their execution of such Securities or Coupons.

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Section 2.02 Form of Trustee's Certificate of Authentication.

     Subject to Section 6.12, the Trustee's certificate of authentication shall be in substantially the following form:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK,
as Trustee

By	_______________________ Authorized Officer
Section 2.03 Securities in Global Form.

     If Securities of a series shall be issuable in global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 3.03 or Section 3.04 with respect thereto. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or Section 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officers' Certificate and need not be accompanied by an Opinion of Counsel.

     Notwithstanding the provisions of Section 3.07, unless otherwise specified in or pursuant to this Indenture or any Securities, payment of principal of, any premium and interest on, and any Additional Amounts in respect of, any Security in temporary or permanent global form shall be made to the Person or Persons specified therein.

     Notwithstanding the provisions of Section 3.08 and except as provided in the preceding paragraph, the Company, the Guarantor, the Subsidiary Guarantor, the Trustee and any agent of the Company, the Guarantor, the Subsidiary Guarantor and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities as is represented by a global Security (i) in the case of a global Security in registered form, the Holder of such global Security in registered form, or (ii) in the case of a global Security in bearer form, the Person or Persons specified pursuant to Section 3.08.

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ARTICLE THREE The Securities

Section 3.01 Amount Unlimited; Issuable in Series.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. With respect to any Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to a Board Resolution and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto:

(1) the title of such Securities and the series in which such Securities shall be included;

(2) any limit upon the aggregate principal amount of the Securities of such title or the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, Section 3.05, Section 3.06, Section 9.04 or Section 11.07, upon repayment in part of any Registered Security of such series pursuant to Article Thirteen, upon surrender in part of any Registered Security for conversion or exchange into Common Stock or other securities, cash or other property pursuant to its terms, or pursuant to the terms of such Securities);

(3) if such Securities are to be issuable as Registered Securities, as Bearer Securities or alternatively as Bearer Securities and Registered Securities, and whether the Bearer Securities are to be issuable with Coupons, without Coupons or both, and any restrictions applicable to the offer, sale or delivery of the Bearer Securities and the terms, if any, upon which Bearer Securities may be exchanged for Registered Securities and vice versa;

(4) if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 3.05, and (iii) the name of the Depository or the U.S. Depository, as the case may be, with respect to any global Security;

(5) if any of such Securities are to be issuable as Bearer Securities or in global form, the date as of which any such Bearer Security or global Security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);

(6) if any of such Securities are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an Interest Payment Date therefor prior to the exchange, if any, of such temporary Bearer Security for definitive Securities shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date;

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(7) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal and premium, if any, of such Securities is payable;

(8) the rate or rates at which such Securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Registered Securities on any Interest Payment Date, whether and under what circumstances Additional Amounts on such Securities or any of them shall be payable, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(9) if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal of, any premium and interest on or any Additional Amounts with respect to such Securities shall be payable, any of such Securities that are Registered Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange and notices or demands to or upon the Company in respect of such Securities and this Indenture may be served, the extent to which, or the manner in which, any interest payment or Additional Amounts on a global Security on an Interest Payment Date, will be paid and the manner in which any principal of or premium, if any, on any global Security will be paid;

(10) whether any of such Securities are to be redeemable at the option of the Company and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company;

(11) whether the Company is obligated to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;

(12) the denominations in which any of such Securities that are Registered Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof and the denominations in which any of such Securities that are Bearer Securities shall be issuable if other than the denomination of $5,000;

(13) whether the Securities of the series will be convertible into shares of Common Stock and/or exchangeable for other securities, cash or other property, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

(14) if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion is to be determined;

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(15) if other than Dollars, the Foreign Currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities shall be payable;

(16) if the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities are to be payable, at the election of the Company or a Holder thereof or otherwise, in Dollars or in a Foreign Currency other than that in which such Securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are stated to be payable and the Currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Company or a Holder thereof or otherwise, in a Foreign Currency;

(17) whether the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or be payable;

(18) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to any of such Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(19) whether either or both of Section 4.02(2) relating to defeasance or Section 4.02(3) relating to covenant defeasance shall not be applicable to the Securities of such series, or any covenants in addition to those specified in Section 4.02(3) relating to the Securities of such series which shall be subject to covenant defeasance, and, if the Securities of such series are subject to repurchase or repayment at the option of the Holders thereof, whether the Company's obligation to repurchase or repay such Securities will be subject to defeasance or covenant defeasance, and any deletions from, or modifications or additions to, the provisions of Article Four in respect of the Securities of such series;

(20) whether any of such Securities are to be issuable upon the exercise of warrants, and the time, manner and place for such Securities to be authenticated and delivered;

(21) if any of such Securities are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(22) if there is more than one Trustee, the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities;

(23) the terms of the Guarantee or Guarantees of the Securities of such series; and

(24) any other terms of such Securities and any deletions from or modifications or additions to this Indenture in respect of such Securities.

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     All Securities of any one series and all Coupons, if any, appertaining to Bearer Securities of such series shall be substantially identical except as to Currency of payments due thereunder, denomination and the rate of interest, or method of determining the rate of interest, if any, Maturity, and the date from which interest, if any, shall accrue and except as may otherwise be provided by the Company in or pursuant to the Board Resolution and set forth in the Officers' Certificate or in any indenture or indentures supplemental hereto pertaining to such series of Securities. The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon telephonic or written order of persons designated in the Officers' Certificate or supplemental indenture (telephonic instructions to be promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with such Officers' Certificate or any applicable supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Officers' Certificate or supplemental indenture. All Securities of any one series need not be issued at the same time and, unless otherwise so provided by the Company, a series may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities. If any of the terms of the Securities of any series shall be established by action taken by or pursuant to a Board Resolution, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of such series.

Section 3.02 Currency; Denominations.

     Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and interest on and any Additional Amounts with respect to the Securities shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Registered Securities denominated in Dollars shall be issuable in registered form without Coupons in denominations of $1,000 and any integral multiple thereof, and the Bearer Securities denominated in Dollars shall be issuable in the denomination of $5,000. Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 3.03 Execution, Authentication, Delivery and Dating.

     The Notes shall be executed on behalf of the Company by its Chief Accounting Officer, its Chief Financial Officer, its Chief Executive Officer, its President, one of its Vice Presidents, its Secretary or one of its Assistant Secretaries. Coupons shall be executed on behalf of the Company by its Chief Accounting Officer, its Chief Financial Officer, its Chief Executive Officer, its President, one of its Vice Presidents, its Secretary or one of its Assistant Secretaries. The Guarantees shall be executed on behalf of each of the Guarantor and the Subsidiary Guarantor by any member of the Board of Directors or the Secretary or the Assistant Secretary or any officer of the Guarantor or the Subsidiary Guarantor, as the case may be. The signature of any of these officers on the Securities or any Coupons appertaining thereto may be manual or facsimile.

     Securities and any Coupons appertaining thereto bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, shall bind the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or Coupons.

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     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, together with any Coupons appertaining thereto, executed by the Company, the Guarantor and the Subsidiary Guarantor to the Trustee for authentication and, provided that the Board Resolution and Officers' Certificate or supplemental indenture or indentures with respect to such Securities referred to in Section 3.01 and a Company Order for the authentication and delivery of such Securities have been executed by the Company and delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities and any Coupons appertaining thereto, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon:

(1) an Opinion of Counsel to the effect that:

(a) the form or forms and terms of such Securities and Coupons, if any, have been established in conformity with the provisions of this Indenture;

(b) all conditions precedent to the authentication and delivery of such Securities and Coupons, if any, appertaining thereto, have been complied with and that such Securities, and Coupons, when completed by appropriate insertions, executed under the Company's, the Guarantor's and the Subsidiary Guarantor's respective corporate seals and attested by duly authorized officers of the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, delivered by duly authorized officers of the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, to the Trustee for authentication pursuant to this Indenture, and authenticated and delivered by the Trustee and issued by the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legally valid and binding obligations of the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, enforceable against the Company, the Guarantor and the Subsidiary Guarantor in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and will entitle the Holders thereof to the benefits of this Indenture, including the Guarantees; such Opinion of Counsel need express no opinion as to the availability of equitable remedies;

(c) all applicable laws and requirements in respect of the execution and delivery by the Company, the Guarantor and the Subsidiary Guarantor of such Securities and Coupons, if any, have been complied with;

and, to the extent that this Indenture is required to be qualified under the Trust Indenture Act in connection with the issuance of such Securities, to the further effect that:

(d) this Indenture has been qualified under the Trust Indenture Act; and

(2) an Officers' Certificate of the Company stating that all conditions precedent to the execution, authentication and delivery of such Securities and Coupons, if any, appertaining thereto, have been complied with and that, to the best knowledge of the Persons executing such certificate, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities shall have occurred and be continuing.

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     If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and Officers' Certificate at the time of issuance of each Security, but such opinion and certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Security of such series. After any such first delivery, any separate request by the Company that the Trustee authenticate Securities of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with.

     The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

     Each Registered Security shall be dated the date of its authentication. Each Bearer Security and any Bearer Security in global form shall be dated as of the date specified in or pursuant to this Indenture.

     No Security or Coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.02 or Section 6.12 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized officers. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Except as permitted by Section 3.06 or Section 3.07, the Trustee shall not authenticate and deliver any Bearer Security unless all Coupons appertaining thereto then matured have been detached and cancelled.

Section 3.04 Temporary Securities.

     Pending the preparation of definitive Securities, the Company, the Guarantor and the Subsidiary Guarantor may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 3.03, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized in or pursuant to this Indenture, in bearer form with one or more Coupons or without Coupons and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company, the Guarantor and the Subsidiary Guarantor executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

     Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities are issued, the Company, the Guarantor and the Subsidiary Guarantor shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such

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temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Upon surrender for cancellation of any one or more temporary Securities (accompanied by any unmatured Coupons appertaining thereto), the Company, the Guarantor and the Subsidiary Guarantor shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions; provided, however, that no definitive Bearer Security, except as provided in or pursuant to this Indenture, shall be delivered in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in or pursuant to this Indenture. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.05 Registration, Transfer and Exchange.

     With respect to the Registered Securities of each series, if any, the Company shall cause to be kept a register (each such register being herein sometimes referred to as the "Security Register") at an Office or Agency for such series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Registered Securities of such series and of transfers of the Registered Securities of such series. Such Office or Agency shall be the "Security Registrar" for that series of Securities. Unless otherwise specified in or pursuant to this Indenture or the Securities, the Trustee shall be the initial Security Registrar for each series of Securities. The Company shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Securities shall have been appointed by the Company and shall have accepted such appointment by the Company. In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Register for each series of Securities.

     Upon surrender for registration of transfer of any Registered Security of any series at any Office or Agency for such series, the Company, the Guarantor and the Subsidiary Guarantor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

     At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such series. Whenever any Registered Securities are so surrendered for exchange, the Company, the Guarantor and the Subsidiary Guarantor shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

     If provided in or pursuant to this Indenture, with respect to Securities of any series, at the option of the Holder, Bearer Securities of such series may be exchanged for Registered Securities of such series containing identical terms, denominated as authorized in or pursuant to this

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Indenture and in the same aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any Office or Agency for such series, with all unmatured Coupons and all matured Coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.02, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an Office or Agency for such series located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such Office or Agency for such series in exchange for a Registered Security of such series and like tenor after the close of business at such Office or Agency on (i) any Regular Record Date and before the opening of business at such Office or Agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such Office or Agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such Coupon is so surrendered with such Bearer Security, such Coupon shall be returned to the Person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

     If provided in or pursuant to this Indenture with respect to Securities of any series, at the option of the Holder, Registered Securities of such series may be exchanged for Bearer Securities upon such terms and conditions as may be provided in or pursuant to this Indenture with respect to such series.

     Whenever any Securities are surrendered for exchange as contemplated by the immediately preceding two paragraphs, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, any global Security shall be exchangeable for definitive Securities only if (i) the Depository is at any time unwilling, unable or ineligible to continue as Depository and a successor depository is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act of 1934, (iii) the Company executes and delivers to the Trustee a Company Order to the effect that such global Security shall be so exchangeable or (iv) an Event of Default has occurred and is continuing with respect to the Securities. If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i), (ii), (iii) or (iv) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company, the Guarantor and the Subsidiary Guarantor shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this

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Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Security, executed by the Company, the Guarantor and the Subsidiary Guarantor. On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered from time to time by the U.S. Depository or such other Depository as shall be specified in the Company Order and Guarantor Orders with respect thereto, and in accordance with instructions given to the Trustee and the U.S. Depository or such other Depository, as the case may be (which instructions shall be in writing but need not be contained in or accompanied by any Officers' Certificates or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order and Guarantor Orders with respect thereto to the Trustee, as the Company's, the Guarantor's and the Subsidiary Guarantor's agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged, which (unless such Securities are not issuable both as Bearer Securities and as Registered Securities, in which case the definitive Securities exchanged for the global Security shall be issuable only in the form in which the Securities are issuable, as provided in or pursuant to this Indenture) shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof, but subject to the satisfaction of any certification or other requirements to the issuance of Bearer Securities; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date; and provided, further, that (unless otherwise provided in or pursuant to this Indenture) no Bearer Security delivered in exchange for a portion of a global Security shall be mailed or otherwise delivered to any location in the United States. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to such Depository or the U.S. Depository, as the case may be, or such other Depository or U.S. Depository referred to above in accordance with the instructions of the Company referred to above. If a Registered portion of a global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

     Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

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     No service charge shall be made for any registration of transfer or exchange, or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the Trustee) that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, Section 3.06 and Section 11.07 not involving any transfer.

     Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of like tenor and the same series under Section 11.03 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed (iii) to exchange any Bearer Security so selected for redemption except, to the extent provided with respect to such Bearer Security, that such Bearer Security may be exchanged for a Registered Security of like tenor and the same series, provided that such Registered Security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of this Indenture or (iv) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Section 3.06 Mutilated, Destroyed, Lost and Stolen Securities.

     If any mutilated Security or a Security with a mutilated Coupon appertaining to it is surrendered to the Trustee, subject to the provisions of this Section 3.06, the Company, the Guarantor and the Subsidiary Guarantor shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with Coupons appertaining thereto corresponding to the Coupons, if any, appertaining to the surrendered Security.

     If there be delivered to the Company, the Guarantor, the Subsidiary Guarantor and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Coupon, and (ii) such security or indemnity as may be required by them to save each of them, their respective officers and directors and any agent of either of them harmless, then, in the absence of notice to the Company, the Guarantor, the Subsidiary Guarantor or the Trustee that such Security or Coupon has been acquired by a protected purchaser, the Company, the Guarantor and the Subsidiary Guarantor shall execute and, upon the Company's request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen Coupon appertains with all appurtenant Coupons not destroyed, lost or stolen, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with Coupons corresponding to the Coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen Coupon appertains.

     Notwithstanding the foregoing provisions of this Section 3.06, in case any mutilated, destroyed, lost or stolen Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or Coupon; provided, however, that payment of principal of, any premium or interest on or any Additional Amounts with respect to any Bearer Securities shall, except as otherwise provided in Section 10.02, be payable only at an Office or Agency for such Securities located outside the United States and, unless otherwise provided in or pursuant to this Indenture, any interest on Bearer Securities and any Additional Amounts with respect to such interest shall be payable only upon presentation and surrender of the Coupons appertaining thereto.

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     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security, with any Coupons appertaining thereto, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen Coupon appertains shall constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Security and Coupons appertaining thereto or the destroyed, lost or stolen Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series and any Coupons, if any, duly issued hereunder.

     The provisions of this Section, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons.

Section 3.07 Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved.

     Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest. Unless otherwise provided in or pursuant to this Indenture, in case a Bearer Security is surrendered in exchange for a Registered Security after the close of business at an Office or Agency for such Security on any Regular Record Date therefor and before the opening of business at such Office or Agency on the next succeeding Interest Payment Date therefor, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date and interest shall not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

     Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Registered Security (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at

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the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Registered Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York and in London (if on such date the notes are listed on the London Stock Exchange), but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Security is surrendered at the Office or Agency for such Security in exchange for a Registered Security after the close of business at such Office or Agency on any Special Record Date and before the opening of business at such Office or Agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Defaulted Interest and Defaulted Interest shall not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

     Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular series pursuant to the provisions of this Indenture, at the option of the Company, interest on Registered Securities that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States.

     Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

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     In the case of any Registered Security of any series that is convertible, which Registered Security is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Registered Security with respect to which the Stated Maturity is prior to such Interest Payment Date), interest with respect to which the Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Registered Security (or one or more predecessor Registered Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Registered Security which is converted, interest with respect to which the Stated Maturity is after the date of conversion of such Registered Security shall not be payable.

Section 3.08 Persons Deemed Owners.

     Prior to due presentment of a Registered Security for registration of transfer, the Company, the Guarantor, the Subsidiary Guarantor, the Trustee and any agent of the Company, the Guarantor, the Subsidiary Guarantor or the Trustee may treat the Person in whose name such Registered Security is registered in the Security Register as the owner of such Registered Security for the purpose of receiving payment of principal of, any premium and (subject to Section 3.05 and Section 3.07) interest on and any Additional Amounts with respect to such Registered Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and none of the Company, the Guarantor, the Subsidiary Guarantor, the Trustee or any agent of the Company, the Guarantor, the Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

     The Company, the Guarantor, the Subsidiary Guarantor, the Trustee and any agent of the Company, the Guarantor, the Subsidiary Guarantor or the Trustee may treat the bearer of any Bearer Security or the bearer of any Coupon as the absolute owner of such Security or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not any payment with respect to such Security or Coupon shall be overdue, and none of the Company, the Guarantor, the Subsidiary Guarantor, the Trustee or any agent of the Company, the Guarantor, the Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

     No Holder of any beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Security, and such Depository or its nominee may be treated by the Company, the Guarantor, the Subsidiary Guarantor, the Trustee and any agent of the Company, the Guarantor, the Subsidiary Guarantor or the Trustee as the sole holder of such global Security for all purposes whatsoever. None of the Company, the Guarantor, the Subsidiary Guarantor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.09 Cancellation.

     All Securities and Coupons surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Coupons, as well as Securities and Coupons surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Company, the Guarantor or the Subsidiary Guarantor shall deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company, the Guarantor or the Subsidiary Guarantor has acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities and Coupons held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

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Section 3.10 Computation of Interest.

     Except as otherwise provided in or pursuant to this Indenture, or in any Security, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11 CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

ARTICLE FOUR Satisfaction and Discharge of Indenture

Section 4.01 Satisfaction and Discharge.

     Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Company Order and any Coupons appertaining thereto, and the Trustee, on receipt of a Company Order at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:

(1) either:

(a) all Securities of such series theretofore authenticated and delivered and all Coupons appertaining thereto (other than (i) Coupons appertaining to Bearer Securities of such series surrendered in exchange for Registered Securities of such series and maturing after such exchange whose surrender is not required or has been waived as provided in Section 3.05, (ii) Securities and Coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, (iii) Coupons appertaining to Securities of such series called for redemption and maturing after the relevant Redemption Date whose surrender has been waived as provided in Section 11.07, and (iv) Securities and Coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

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(b) all Securities of such series and, in the case of (i) or (ii) below, any Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the Currency in which such Securities are payable in an amount sufficient to pay and discharge the entire indebtedness on such Securities and any Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and any Additional Amounts with respect to such Securities and any Coupons appertaining thereto, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series and any Coupons appertaining thereto; and

(3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

     In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.

     Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 3.06 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Company and the Trustee with respect to the Securities of such series under Section 3.05, Section 3.06, Section 4.03, Section 10.02 and Section 10.03, with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 10.04 (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 401(1)(b), and with respect to any rights to convert or exchange such Securities into Common Stock or other securities, cash or other property shall survive.

Section 4.02 Defeasance and Covenant Defeasance.

(1) Unless pursuant to Section 3.01, either or both of (i) defeasance of the Securities of or within a series under clause (2) of this Section 4.02 shall not be applicable with respect to the Securities of such series or (ii) covenant defeasance of the Securities of or within a series

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under clause (3) of this Section 4.02 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 4.02 (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any Securities), shall be applicable to such Securities and any Coupons appertaining thereto, and the Company, may at its option by Board Resolution, at any time, with respect to such Securities and any Coupons appertaining thereto, elect to have Section 4.02(2) or Section 4.02(3) be applied to such Outstanding Securities and any Coupons appertaining thereto upon compliance with the conditions set forth below in this Section 4.02.

(2) Upon the Company's exercise of the above option applicable to this Section 4.02(2) with respect to any Securities of or within a series, the Company, the Guarantor and the Subsidiary Guarantor, as the case may be, shall be deemed to have been discharged from all and any obligations with respect to such Outstanding Securities and the Guarantees relating to such Outstanding Securities and any Coupons appertaining thereto on the date the conditions set forth in clause (4) of this Section 4.02 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by such Outstanding Securities and any Coupons appertaining thereto, which shall thereafter be deemed to be "Outstanding" only for the purposes of clause (6) of this Section 4.02 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all of its other obligations under such Securities and any Coupons appertaining thereto and this Indenture insofar as such Securities and any Coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities and any Coupons appertaining thereto to receive, solely from the trust fund described in clause (4) of this Section 4.02 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities and any Coupons appertaining thereto when such payments are due, and any rights of such Holder to convert or exchange such Securities into Common Stock or other securities, cash or other property, (ii) the obligations of the Company and the Trustee with respect to such Securities under Section 3.05, Section 3.06, Section 10.02 and Section 10.03 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 10.04 (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 4.02(4)(a) below), and with respect to any rights to convert or exchange such Securities into Common Stock or other securities, cash or other property, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 4.02. The Company may exercise its option under this Section 4.02(2) notwithstanding the prior exercise of its option under clause (3) of this Section 4.02 with respect to such Securities and any Coupons appertaining thereto.

(3) Upon the Company's exercise of the above option applicable to this Section 4.02(3) with respect to any Securities of or within a series, the Company, the Guarantor and the Subsidiary Guarantor shall each be released from its obligations under Section 10.05, Section 10.06, Section 7.01, Section 8.01 and Section 8.02, and, to the extent specified pursuant to Section 3.01, any other covenant applicable to such Securities, with respect to such Outstanding Securities and any Coupons appertaining thereto on and after the date the conditions set forth in clause (4) of this Section 4.02 are satisfied (hereinafter, "covenant defeasance"), and such Securities and any Coupons appertaining thereto shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to

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be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any Coupons appertaining thereto, the Company, the Guarantor and the Subsidiary Guarantor may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.01(c) insofar as it relates to Section 10.05, Section 10.06, Section 7.01, Section 8.01 and Section 8.02 and, to the extent specified pursuant to Section 3.01 any other covenant applicable to such Security, or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and Coupons appertaining thereto shall be unaffected thereby.

(4) The following shall be the conditions to application of clause (2) or (3) of this Section 4.02 to any Outstanding Securities of or within a series and any Coupons appertaining thereto and Guarantees in respect thereof:

(a) The Company, the Guarantor or the Subsidiary Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Section 4.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any Coupons appertaining thereto, (1) an amount in Dollars or in such Foreign Currency in which such Securities and any Coupons appertaining thereto are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities and Coupons appertaining thereto (determined on the basis of the Currency in which such Securities and Coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities and any Coupons appertaining thereto, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities and any Coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any Coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any Coupons appertaining thereto.

(b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, the Guarantor or the Subsidiary Guarantor is a party or by which it is bound.

(c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any Coupons appertaining thereto shall have occurred and be continuing on the date of such deposit and, with respect to defeasance only, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

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(d) In the case of an election under clause (2) of this Section 4.02, the Company, the Guarantor and the Subsidiary Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that

(i) the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or

(ii) a ruling to such effect has been received from or published by the United States Internal Revenue Service,

in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any Coupons appertaining thereto will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and related defeasance and will be subject to United States Federal income tax in the same manner and at the same times as would have been the case if such deposit and related defeasance had not been exercised or a ruling to such effect received from or published by the Internal Revenue Service.

(e) In the case of an election under clause (3) of this Section 4.02, the Company, the Guarantor and the Subsidiary Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities and any Coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and related defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not exercised.

(f) The Company, the Guarantor and the Subsidiary Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the 91st day after the date of establishment of such trust, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited or caused to be deposited with the Trustee (or other qualifying trustee) pursuant to this clause (4) to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of the Company under any Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of the Company issued in connection therewith.

(g) The Company, the Guarantor and the Subsidiary Guarantor shall have delivered to the Trustee Officers' Certificates and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under clause (2) or (3) of this Section 4.02 (as the case may be) have been complied with.

(h) Notwithstanding any other provisions of this Section 4.02(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 3.01.

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(5) Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.02(5) and Section 4.03, the "Trustee") pursuant to clause (4) of Section 4.02 in respect of any Outstanding Securities of any series and any Coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any Coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any Coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

(6) Unless otherwise specified in or pursuant to this Indenture or any Security, if, after a deposit referred to in Section 4.02(4)(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.01 or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 4.02(4)(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 4.02(4)(a) has been made, the indebtedness represented by such Security and any Coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on, and Additional Amounts, if any, with respect to, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for such Currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

     The Company, the Guarantor and the Subsidiary Guarantor, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 4.02 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any Coupons appertaining thereto.

     Anything in this Section 4.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request, or the Guarantor or the Subsidiary Guarantor upon Guarantor Request, as the case may be, any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4) of this Section 4.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 4.02.

     If the Trustee or Paying Agent is unable to apply any money and/or Government Obligations deposited in trust pursuant to Section 4.02(4)(a) by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority located within the United States and having jurisdiction in the premises, enjoining, restraining or otherwise

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prohibiting such application (including any such order or judgment requiring the payment of money and/or U.S. government obligations to the Company, the Guarantor or the Subsidiary Guarantor, as the case may be), the obligations of the Company, the Guarantor and the Subsidiary Guarantor under this Indenture, the Securities of such series and the Guarantees relating to such Securities will be revived and reinstated as though no such deposit had occurred, until such time as the Trustee or Paying Agent is permitted to apply all such money and/or Government Obligations to payments of the principal of or any premium and interest on the Securities of such series. If the Company, the Guarantor or the Subsidiary Guarantor makes any payment of principal of or any premium or interest on any Securities of such series because of any such reinstatement of obligations, the Company, the Guarantor or the Subsidiary Guarantor will be subrogated to the rights of the Holders of the Securities of such series to receive such payment from the money and/or Government Obligations held by the Trustee.

Section 4.03 Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations deposited with the Trustee pursuant to Section 4.01 or Section 4.02 in respect of any Outstanding Securities of any series and any Coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities, the Coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent or the Guarantor or the Subsidiary Guarantor acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Amounts, if any, for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE Remedies

Section 5.01 Events of Default.

     “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officers' Certificate establishing the terms of such series pursuant to this Indenture:

(a) failure to pay at maturity the principal of, or premium, if any, on any Security of such series outstanding under this Indenture;

(b) failure to pay any interest or any Additional Amount on any Security of such series outstanding under this Indenture when due, continued for 30 days;

(c) the default by the Company, the Guarantor or the Subsidiary Guarantor in the performance or observance of any of its other obligations set out in the Notes, this Indenture or the Guarantees, which default is not remedied within 30 days after notice of such default shall have been given to the Company, the Guarantor or the Subsidiary Guarantor, as the case may be;

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(d) Capital Markets Indebtedness of the Company, the Guarantor or the Subsidiary Guarantor in the aggregate amount of £25,000,000 or more (or its equivalent in any other currency) shall be declared due and payable prior to the stated maturity thereof or any lender enforces any security therefor or the Company, the Guarantor or the Subsidiary Guarantor defaults (after whichever is the longer of any originally applicable grace period and 30 days after the due date) in the repayment of any such Capital Markets Indebtedness at the maturity thereof or any guarantee or indemnity given by the Company, the Guarantor or the Subsidiary Guarantor in respect of any Capital Markets Indebtedness of any third party in the aggregate amount of £25,000,000 or more (or its equivalent in any other currency) shall not be honored (after whichever is the longer of any originally applicable grace period and 30 days after the due date) when due and called upon;

(e) the entry of a decree or order by a court having jurisdiction in the premises (i) granting relief in respect of the Company, the Guarantor or the Subsidiary Guarantor in an involuntary bankruptcy proceeding, in each case under applicable law, or adjudging the Company, the Guarantor or the Subsidiary Guarantor bankrupt or insolvent, or (ii) (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, the Guarantor or the Subsidiary Guarantor, in each case under applicable law, or (iii) appointing a receiver, liquidator, custodian, assignee, trustee, sequestrator or other similar official of the Company, the Guarantor or the Subsidiary Guarantor or of any substantial part of its property, or (iv) (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency) ordering the winding up or liquidation of its affairs, and, in each case, the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(f) either of the Guarantees cease for any reason or are claimed by the Guarantor or the Subsidiary Guarantor not to be in full force and effect; and

(g) the Guarantor ceases or threatens to cease to carry on the whole or substantially the whole of its business.

Section 5.02 Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in clause (e) of Section 5.01) occurs and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, to be due and payable immediately, by a notice in writing to the Company, the Guarantor and the Subsidiary Guarantor (and to the Trustee if given by the Holders), and upon any declaration the principal or such lesser amount shall become immediately due and payable. If an Event of Default specified in clause (e) of Section 5.01 above occurs, all unpaid principal of and accrued interest on the Outstanding Securities of that series (or such lesser amount as may be provided for in the Securities of such series) shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Security of such series. An Event of Default specified in clause (a), (b) or (c) of Section 5.01 with respect to Securities of any one series will not automatically cause an Event of Default in the Securities of any other series of Securities issued under this Indenture.

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     At any time after a declaration of acceleration or automatic acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereafter in this Article provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Company, the Guarantor, the Subsidiary Guarantor and the Trustee, may rescind and annul the declaration and its consequences if:

(1) the Company, the Guarantor or the Subsidiary Guarantor has paid or deposited with the Trustee a sum of money sufficient to pay all overdue installments of interest on all Securities of such series and any Additional Amounts payable with respect thereto and any Coupon appertaining thereto, and the principal of and any premium on any Securities of the series which have become due otherwise than by the declaration of acceleration and interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided in such Securities;

(2) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of, any premium and interest on, and any additional amounts with respect to Securities of such series which shall have become due solely by the acceleration, shall have been cured or waived as provided in Section 5.13; and

(3) the Company, the Guarantor and the Subsidiary Guarantor have paid all reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.07.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if:

(1) default is made in the payment of any installment of interest on any Security, or any Additional Amounts payable with respect thereto, or any Coupon appertaining thereto, when such interest or Additional Amounts shall have become due and payable and such default continues for a period of 30 days; or

(2) default is made in the payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on any Security at its Maturity,

the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities and any Coupons appertaining thereto, the whole amount of money then due and payable with respect to such Securities and any Coupons appertaining thereto, with interest upon the overdue principal, any premium and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.07.

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     If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and any Coupons appertaining thereto and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities and any Coupons appertaining thereto, wherever situated.

     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights and those of the Holders of Securities of such series and any Coupons appertaining thereto by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 5.04 Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor, the Subsidiary Guarantor or any other obligor upon the Securities or the property of the Company, the Guarantor, the Subsidiary Guarantor or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company, the Guarantor or the Subsidiary Guarantor for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of the Securities and any Coupons appertaining thereto and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities or any Coupons allowed in such judicial proceeding, and

(2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities or any Coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities or any Coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or any Coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or Coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or any Coupon in any such proceeding.

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Section 5.05 Trustee May Enforce Claims without Possession of Securities or Coupons.

     All rights of action and claims under this Indenture or any of the Securities or Coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or Coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security or Coupon in respect of which such judgment has been recovered.

Section 5.06 Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of the Securities or Coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.07;

     SECOND: To the payment of the amounts then due and unpaid upon the Securities and any Coupons for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and Coupons for principal and any premium, interest and Additional Amounts, respectively; and

     THIRD: The balance, if any, to the Person or Persons entitled thereto.

Section 5.07 Limitations on Suits.

     No Holder of any Security of any series or any Coupons appertaining thereto shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.08 Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts.

     Notwithstanding any other provision in this Indenture, the Holder of any Security or Coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Section 3.05 and Section 3.07) interest on, and any Additional Amounts with respect to such Security or payment of such Coupon, as the case may be, on the respective Stated Maturity or Maturities therefor specified in such Security or Coupon (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.09 Restoration of Rights and Remedies.

     If the Trustee or any Holder of a Security or a Coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantor, the Subsidiary Guarantor, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security or a Coupon is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Security or Coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security or a Coupon may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

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Section 5.12 Control by Holders of Securities.

     The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series and any Coupons appertaining thereto, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series not joining in such action.

Section 5.13 Waiver of Past Defaults.

     Subject to Section 5.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series and any Coupons appertaining thereto may waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of, any premium or interest on, with respect to any Security of such series or any Coupons appertaining thereto, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Waiver of Stay or Extension Laws.

     The Company, the Guarantor and the Subsidiary Guarantor each covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company, the Guarantor and the Subsidiary Guarantor each expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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Section 5.15 Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts, if any, with respect to any Security or any Coupon on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment, on or after the date for repayment) or for the enforcement of the right, if any, to convert or exchange any Security into Common Stock or other securities, cash or other property in accordance with its terms.

ARTICLE SIX The Trustee

Section 6.01 Certain Duties and Responsibilities.

(1) Except during the continuance of an Event of Default:

(a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(3) No provision of this Indenture shall be construed to relieve the Trustee or such Responsible Officer from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

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(b) the Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer, unless it shall be proved that the Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 1.01, Section 1.04 and Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02 Certain Rights of Trustee.

     Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

(1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company, the Guarantor or the Subsidiary Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order or by a Guarantor Request or a Guarantor Order (in each case, other than delivery of any Security, together with any Coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 3.03 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors of the Company, the Guarantor or the Subsidiary Guarantor may be sufficiently evidenced by a Board Resolution of the Company or the Guarantor or the Subsidiary Guarantor, as applicable;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series or any Coupons appertaining thereto pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

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(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may but shall not be obligated to make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, the Guarantor or the Subsidiary Guarantor, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken or error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent, acted in bad faith or engaged in willful misconduct;

(9) the Authenticating Agent, Paying Agent, and Security Registrar shall have the same protections as the Trustee set forth hereunder;

(10) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with an Act of the Holders hereunder, and, to the extent not so provided herein, with respect to any act requiring the Trustee to exercise its own discretion, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any Securities, unless it shall be proved that, in connection with any such action taken, suffered or omitted or any such act, the Trustee was negligent, acted in bad faith or engaged in willful misconduct;

(11) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(12) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(13) the permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 6.03 Notice of Defaults.

     Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall, subject to the terms of Section 10.12, transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 7.03(3), notice of such default hereunder actually known to a Responsible Officer of the Trustee, unless

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such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or Additional Amounts or any sinking fund or purchase fund installment with respect to, any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders of Securities and Coupons of such series; and provided, further, that in the case of any default of the character specified in Section 5.01 with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.04 Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, and in any Coupons shall be taken as the statements of the Company, the Guarantor and the Subsidiary Guarantor, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1, if necessary, supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company, the Guarantor and the Subsidiary Guarantor of the Securities or the proceeds thereof.

Section 6.05 May Hold Securities.

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.

Section 6.06 Money Held in Trust.

     Except as provided in Section 4.03 and Section 10.03, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company, the Guarantor or the Subsidiary Guarantor.

Section 6.07 Compensation and Reimbursement.

     The Company, the Guarantor and the Subsidiary Guarantor, jointly and severally, agree:

(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

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(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and any and all expenses incurred by the Trustee or the Holders in enforcing any rights under the Guarantees (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or willful misconduct;

(3) to indemnify each of the Trustee and any predecessor Trustee and its agents, officers, directors and employees for, and to hold them harmless against, any loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability (whether asserted by the Company, the Guarantor, the Subsidiary Guarantor a Holder of Securities, or any other Person) in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that any such loss, liability or expense was due to the Trustee's negligence or willful misconduct; and

(4) the Trustee may request that the Company, the Guarantor and the Subsidiary Guarantor deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     As security for the performance of the obligations of the Company, the Guarantor and the Subsidiary Guarantor under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or interest on or any Additional Amounts with respect to Securities or any Coupons appertaining thereto.

     To the extent permitted by law any compensation or expense incurred by the Trustee after a default specified in or pursuant to Section 5.01 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. "Trustee" for purposes of this Section 6.07 shall include any predecessor Trustee but the negligence or willful misconduct of any Trustee shall not affect the rights of any other Trustee under this Section 6.07.

     The provisions of this Section 6.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and shall apply with equal force and effect to the Trustee in its capacity as Authenticating Agent, Paying Agent or Security Registrar.

Section 6.08 Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder that is a Corporation, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by Federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

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Section 6.09 Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 6.10.

(2) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company, the Guarantor and the Subsidiary Guarantor. If the instrument of acceptance by a successor Trustee required by Section 6.10. shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee, the Company, the Guarantor and the Subsidiary Guarantor. If the instrument of acceptance by a successor Trustee required by Section 6.10. shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(4) If at any time:

(a) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Company, the Guarantor, the Subsidiary Guarantor or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(b) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company, the Guarantor, the Subsidiary Guarantor or any such Holder, or

(c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case,

(i) the Company, the Guarantor or the Subsidiary Guarantor, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such series, or

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(ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, the Guarantor or the Subsidiary Guarantor, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of such series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series) and shall comply with the applicable requirements of Section 6.10. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company, the Guarantor, the Subsidiary Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company, the Guarantor or the Subsidiary Guarantor. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(6) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register and, if Securities of such series are issued as Bearer Securities, by publishing notice of such event once in an Authorized Newspaper in each Place of Payment located outside the United States. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

(7) In no event shall any retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.

Section 6.10 Acceptance of Appointment by Successor.

(1) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantor, the Subsidiary Guarantor and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company, the Guarantor, the Subsidiary Guarantor or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 10.03, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.07.

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(2) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the Subsidiary Guarantor, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor Trustee relates and subject to Section 10.03 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 6.07.

(3) Upon request of any Person appointed hereunder as a successor Trustee, the Company, the Guarantor and the Subsidiary Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in clause (1) or (2) of this Section 6.10, as the case may be.

(4) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business.

     Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

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Section 6.12 Appointment of Authenticating Agent.

     The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption or partial repayment or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

     Each Authenticating Agent must be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

     Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall (i) mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register, and (ii) if Securities of the series are issued as Bearer Securities, publish notice of such appointment at least once in an Authorized Newspaper in the place where such successor Authenticating Agent has its principal office if such office is located outside the United States. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

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     The Company, the Guarantor and the Subsidiary Guarantor, jointly and severally, agree to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.

     The provisions of Section 3.08, Section 6.04 and Section 6.05 shall be applicable to each Authenticating Agent.

     If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK,
as Trustee
By:
As Authenticating Agent

By:
Authorized Officer

     If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officers' Certificate), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

Section 6.13 Appointment of Co-Trustee.

(a) Notwithstanding any other provisions of this Indenture, following the occurrence of, and during the continuation of, an Event of Default, hereunder, if the Trustee reasonably believes that such action is either (i) required by law, rule or regulation of the jurisdiction of incorporation of the Issuer or the jurisdiction in which the Issuer's principal place of business is located or (ii) is otherwise in the best interests of the Holders, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees hereunder, or separate trustee or separate trustees hereunder, in each case exclusively in such jurisdiction or jurisdictions, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title hereunder, or any part hereof, in each case exclusively in such jurisdiction or jurisdictions, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts in such jurisdiction or jurisdictions as the Trustee may reasonably consider necessary or desirable. Each co-trustee and separate trustee hereunder shall be authorized under applicable law to act as a co-trustee or a separate trustee, as the case may be, and shall each have a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $25,000,000. If at any time a co-trustee or a separate trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

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(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act (i) outside the jurisdiction or jurisdictions set forth in Section 6.13(a) or (ii) separately without the Trustee joining in such act), except to the extent that under any law of any such jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely in such jurisdiction or jurisdictions and solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee, and the Trustee shall, following the waiver or cure of the Event of Default pursuant to the terms hereof remove any separate trustee or co-trustee appointed pursuant to Section 6.13(a) in connection with such Event of Default.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 6. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall, subject to the provisions of Section 6.13(a) and (b) be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee appointed pursuant to Section 6.13(a) hereof may at any time constitute the Trustee, in the jurisdiction or jurisdictions set forth in Section 6.13(a), its agent or attorney-in-fact in such jurisdiction or jurisdictions with full power and authority, to the extent not prohibited by law in such jurisdiction or jurisdictions, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

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ARTICLE SEVEN Holders Lists and Reports by Trustee, Company, Guarantor and Subsidiary Guarantor

Section 7.01 Company to Furnish Trustee Names and Addresses of Holders.

     In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee

(1) semi-annually with respect to Securities of each series not later than January 15 and July 15 of the year or upon such other dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.

Section 7.02 Preservation of Information; Communications to Holders.

     The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

     Every Holder of Securities or Coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Guarantor, the Subsidiary Guarantor, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 7.03 Reports by Trustee.

(1) Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 3.01, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(2) The Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(3) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

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Section 7.04 Reports by Company, Guarantor and Subsidiary Guarantor; Rule 144A Information.

(1) The Company, the Guarantor and the Subsidiary Guarantor, as applicable, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(a) file with the Trustee, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, however, that the Guarantor shall not be required to file a semi – annual report on Form 6-K (or an analogous form) for any interim period prior to its interim period ended June 15, 2003; and provided, however, that if the Guarantor files information, documents or reports by virtue of its being subject to the requirements of Section 12, Section 13 or Section 15(d) of the Exchange Act and its duty to file such information, documents or reports is subsequently suspended, then the Guarantor shall no longer be required to file any such information, documents or reports pursuant to the provisions of this Section 7.04 with respect to Securities of any series that were issued prior to the effectiveness of the suspension of such duty;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, the Guarantor and the Subsidiary Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section 7.03(1) as may be required by rules and regulations prescribed from time to time by the Commission.

(2) Unless the Guarantor furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act or is exempt from any reporting requirements pursuant to Rule 12g3-2(b) under the Exchange Act, the Guarantor, and any Subsidiary, if required, shall promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of a Security who is designated by such Holder and is a qualified institutional buyer (as defined in Rule 144A under the Securities Act), upon the request of such Holder or prospective purchaser, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

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(3) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

ARTICLE EIGHT Merger and Consolidation

Section 8.01 Company, Guarantor or Subsidiary Guarantor May Consolidate, Etc., Only on Certain Terms.

     The Company, the Guarantor and the Subsidiary Guarantor may, without the consent of the Holders of Notes, consolidate or amalgamate with, merge into any other Person (whether or not affiliated with the Company) or convey, transfer or lease its properties and assets substantially as an entirety to any other Person if:

(1) in the case of the Company, the successor Person is organized under the laws of a state of the United States of America and the successor Person assumes the obligations in this Indenture and the Outstanding Securities on the part of the Company to be performed or observed;

(2) in the case of the Guarantor, the successor Person is organized under the laws of the United Kingdom and assumes the obligations of the Guarantor on its Guarantee under this Indenture and agrees to make payments under its Guarantee free of any deduction or withholding for or on account of taxes, levies, imposts and charges of the United Kingdom (or any political subdivision or taxing authority therein), subject to certain exceptions;

(3) in the case of the Subsidiary Guarantor, the successor Person is organized under the laws of the United Kingdom and assumes the obligations of the Subsidiary Guarantor on its Guarantee under this Indenture and agrees to make payments under its Guarantee free of any deduction or withholding for or on account of taxes, levies, imposts and charges of the United Kingdom (or any political subdivision or taxing authority therein), subject to certain exceptions;

(4) immediately after giving effect thereto, no Event of Default, and event which, after giving of notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(5) either the Company or the successor Person shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with. No such consolidation, merger, conveyance, transfer or lease shall be permitted by this Section unless prior thereto the Guarantor or the Subsidiary Guarantor, as the case may be, shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that the Guarantor's or the Subsidiary Guarantor's obligations hereunder shall remain in full force and effect thereafter.

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Section 8.02 Successor Person Substituted for Company, Guarantor or Subsidiary Guarantor.

     Upon any consolidation or amalgamation by the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, with or merger of the Company, the Guarantor or the Subsidiary Guarantor into any other Person or any conveyance, transfer or lease of the properties and assets of the Company, the Guarantor or the Subsidiary Guarantor substantially as an entirety to any Person in accordance with Section 8.01, the successor Person formed by such consolidation or amalgamation or into which the Company, the Guarantor or the Subsidiary Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, the Guarantor or the Subsidiary Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company, the Guarantor or the Subsidiary Guarantor herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE Supplemental Indentures

Section 9.01 Supplemental Indentures without Consent of Holders.

     Without the consent of any Holders of Securities or Coupons, the Company, the Guarantor and the Subsidiary Guarantor (each when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company, the Guarantor or the Subsidiary Guarantor, and the assumption by any such successor of the covenants of the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, contained herein and in the Securities; or

(2) to add to the covenants of the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company, the Guarantor or the Subsidiary Guarantor, as the case may be; or

(3) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of, any premium or interest on or any Additional Amounts with respect to Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be exchanged for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Outstanding Securities of any series or any Coupons appertaining thereto in any material respect; or

(4) to establish the form or terms of Securities of any series and any Coupons appertaining thereto as permitted by Section 2.01 and Section 3.01; or

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(5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10; or

(6) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Securities of any series then Outstanding or any Coupons appertaining thereto in any material respect; or

(7) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

(8) to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or

(9) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Article Four, provided that any such action shall not adversely affect the interests of any Holder of an Outstanding Security of such series and any Coupons appertaining thereto or any other Security or Coupon in any material respect; or

(10) to secure the Securities pursuant to Section 10.05 or Section 10.06 or otherwise; or

(11) to make provisions with respect to conversion or exchange rights of Holders of Securities of any series; or

(12) to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities then Outstanding; or

(13) to qualify the Indenture under the Trust Indenture Act; or

(14) to add, change or eliminate any of the provisions of this Indenture in respect of one or more series of the Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision not (B) modify the rights of the Holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding.

Section 9.02 Supplemental Indentures With Consent of Holders.

(1) With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Guarantor, the Subsidiary Guarantor and the Trustee, the Company, the Guarantor and the Subsidiary Guarantor (each when authorized by or pursuant to a Board's Resolution) and the Trustee may enter into an indenture or indentures

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supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or of the Securities of such series; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall:

(a) change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to, any Security;

(b) reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon or any Additional Amounts with respect thereto, or any premium payable upon the redemption thereof;

(c) change the redemption provisions;

(d) change the Place of Payment or the coin or Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security is payable;

(e) modify in any manner adverse to any Holder, the Guarantor's or the Subsidiary Guarantor's obligations that relate to payment of principal, premium, interest or any Additional Amounts with respect to, any Security;

(f) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(g) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 14.04 for quorum or voting;

(h) modify any of the provisions of this Section, Section 5.13 or Section 10.10, except to increase any such percentage vote required or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

(i) modify any of the provisions set forth in clauses (a) to (h) above.

(2) Notwithstanding anything to the contrary contained herein, any modification of any of the provisions of Article 14 hereof, including, without limitation, any termination of the Guarantor's and the Subsidiary Guarantor's obligations as set forth therein, shall require the consent of 100% of the Holders of all Outstanding Securities.

(3) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

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(4) It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03 Execution of Supplemental Indentures.

     As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive in addition to the documents required by Section 1.02, and (subject to Section 315 of the Trust Indenture Act) shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 9.04 Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder and of any Coupon appertaining thereto shall be bound thereby.

Section 9.05 Reference in Securities to Supplemental Indentures.

     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.06 Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.07 Notice of Supplemental Indenture.

     Promptly after the execution by the Company, the Guarantor or the Subsidiary Guarantor and the Trustee of any supplemental indenture pursuant to Section 9.02, the Company shall transmit to the Holders of Outstanding Securities of any series affected thereby a notice setting forth the substance of such supplemental indenture.

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ARTICLE TEN Covenants

Section 10.01 Payment of Principal, any Premium, Interest and Additional Amounts.

     The Company covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly and punctually pay the principal of, any premium and interest on and any Additional Amounts with respect to the Securities of such series in accordance with the terms thereof, any Coupons appertaining thereto and this Indenture. Any interest due on any Bearer Security on or before the Maturity thereof, and any Additional Amounts payable with respect to such interest, shall be payable only upon presentation and surrender of the Coupons appertaining thereto for such interest as they severally mature.

Section 10.02 Maintenance of Office or Agency.

     The Company, the Guarantor and the Subsidiary Guarantor shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series (but not Bearer Securities, except as otherwise provided below, unless such Place of Payment is located outside the United States) may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, where Securities of such series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Company, the Guarantor and the Subsidiary Guarantor in respect of the Securities of such series relating thereto and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company shall maintain, subject to any laws or regulations applicable thereto, an Office or Agency in a Place of Payment for such series which is located outside the United States where Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment; provided, however, that if the Securities of such series are listed on the London Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company shall maintain a Paying Agent in London or any other required city located outside the United States, as the case may be, so long as the Securities of such series are listed on such exchange. The Company, the Guarantor and the Subsidiary Guarantor will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Company, the Guarantor and the Subsidiary Guarantor shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment at the place specified for the purpose with respect to such Securities as provided in or pursuant to this Indenture, and the Company, the Guarantor and the Subsidiary Guarantor each hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     Except as otherwise provided in or pursuant to this Indenture, no payment of principal, premium, interest or Additional Amounts with respect to Bearer Securities shall be made at any Office or Agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, if amounts owing with respect to any Bearer Securities shall be payable in Dollars, payment of principal of, any premium or interest on and any Additional Amounts with respect to any such Security may be made at the Corporate Trust Office of the Trustee or any Office or Agency designated by the Company in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium, interest or Additional Amounts at all offices outside the United States maintained for such purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

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     The Company, the Guarantor and the Subsidiary Guarantor may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company or the Guarantor or the Subsidiary Guarantor of its obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes. The Company and the Guarantor shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.

     Unless otherwise provided in or pursuant to this Indenture, the Company, the Guarantor and the Subsidiary Guarantor each hereby initially designates as the Place of Payment for each series of Securities the Corporate Trust Office of the Trustee located at 4 New York Plaza, 15th Floor, New York, New York 10004, USA for such purpose. The Company may subsequently appoint a different Office or Agency for the Securities of any series.

     Unless otherwise specified with respect to any Securities pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

Section 10.03 Money for Securities Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent, or if the Guarantor or the Subsidiary Guarantor shall act as Paying Agent, with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to any Securities of such series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company shall cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

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(1) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(2) give the Trustee notice of any default by the Company, the Guarantor or the Subsidiary Guarantor (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order, direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any Security of any series or any Coupon appertaining thereto and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any Coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company, the Guarantor and the Subsidiary Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company, the Guarantor and the Subsidiary Guarantor as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment for such series or to be mailed to Holders of Registered Securities of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be later than two years after such principal and any premium or interest or Additional Amounts shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04 Additional Amounts.

     If any deduction or withholding for any present or future taxes, assessments or other governmental charges of the United Kingdom or the United States, including any political subdivision or taxing authority of or in any such jurisdiction (respectively, a "United Kingdom Tax" or a "United States Tax") shall at any time be required in respect of any amounts to be paid by the Company pursuant to the terms of the Notes, the Company may deduct or withhold in respect of such amounts will pay as additional interest to the Holder such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such Holder pursuant to the terms of the Notes or the Guarantees, after such deduction or withholding, shall be not less than such amounts as would have been received by the Holder had no such withholding

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or deduction been required; provided, however, that (a) amounts with respect to United Kingdom Tax shall be payable only to Holders that are not resident in the United Kingdom for purposes of its tax, and (b) amounts with respect to United States Tax shall be payable only to a Holder that is, for United States tax purposes, a nonresident alien individual, a foreign corporation, or an estate or trust not subject to tax on a net income basis with respect to income on the Notes (a "United States Alien"), and provided further, that neither the Company, the Guarantor nor the Subsidiary Guarantor shall be required to make any payment of Additional Amounts for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United Kingdom or the United States (in the case of a United Kingdom Tax or a United States Tax, respectively), or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or there having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

(b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge which is payable other than by withholding from payments of (or in respect of) principal of, premium, if any or any interest on, the Notes;

(d) with respect to any United States Tax, any such tax imposed by reason of the past or present status of a Holder or beneficial owner as a personal holding company, foreign personal holding company or foreign private foundation or similar tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States Federal income tax;

(e) with respect to any United States Tax, any such Tax imposed by reason of the past or present status of a Holder or beneficial owner as (i) the actual or constructive owner of 10% or more of the total combined voting power of all equity interests of Cadbury Schweppes Holdings (U.S.) or any of its subsidiaries, the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, or (ii) a controlled foreign corporation, within the meaning of Section 957(a) of the Code, that is related to Cadbury Schweppes Holdings (U.S.) or any of its subsidiaries, the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, through equity ownership;

(f) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal, premium, if any, or any interest on, any Note, if such payment can be made without such withholding by any other paying agent;

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(g) any tax, assessment or other governmental charge which would not have been imposed or withheld if such Holder or beneficial owner had made a declaration of nonresidence or other similar claim for exemption or present any applicable form or certificate, upon the making or presentation of which that Holder or beneficial owner would either have been able to avoid such tax, assessment or charge or to obtain a refund of such tax, assessment or charge, including, with respect to any United States Tax, certification or documentation to the effect that such Holder or beneficial owner is a United States Alien and lacks other connections with the United States;

(h) any tax, assessment or other governmental charge which would not have been imposed but for the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

(i) any tax, assessment or other governmental charge arising in relation to a Note which has been refunded by any tax authority to a Holder in accordance with the terms of an applicable double taxation treaty;

(j) any withholding or deduction where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, European Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000; or

(k) any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any Note to any such Holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such Additional Amounts had it been the Holder of the Note.

Section 10.05 Limitation on Liens.

     Each of the Company, the Guarantor and the Subsidiary Guarantor will not, and the Guarantor will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness for money borrowed ("debt") secured by a mortgage, security interest, pledge, lien or other encumbrance (each, a "Mortgage") on any Principal Property or upon any shares of stock or Indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or Indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guarantee of any debt that the Notes and the Guarantees, as the case may be, shall be secured equally and ratably with (or prior to) the debt. These restrictions, however, shall not apply to debt secured by (and there shall be excluded from debt in any computation under this limitation) the following ("Permitted Liens"):

(i) Mortgages on property, shares of stock or Indebtedness of any corporation, which Mortgages are existing at the time such corporation becomes a Restricted Subsidiary;

(ii) Mortgages on property, which Mortgages are existing at the time of the acquisition of such property, and certain Mortgages on property to finance the acquisition thereof;

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(iii) Mortgages on property to secure debt incurred to finance all or part of the cost of construction, alteration, or repair of, improvements to, all or any part of such property;

(iv) Mortgages securing debt owing to the Guarantor, the Subsidiary Guarantor or any Restricted Subsidiary by any Restricted Subsidiary, the Guarantor or the Subsidiary Guarantor;

(v) Mortgages securing bank debt incurred in the ordinary course of business in an amount not to exceed $5 million and mortgages under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the repayment of Indebtedness), or deposits to secure public or statutory obligations of either the Guarantor or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which either the Guarantor or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' liens and liens arising out of judgments or awards against either the Guarantor or any Restricted Subsidiary with respect to which such Guarantor or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or liens for property taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by either the Guarantor or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Guarantor, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Guarantor and the Restricted Subsidiaries;

(vi) Mortgages on property in favor of the United Kingdom or the United States or any political subdivision thereof, or any department, agency or other instrumentality of any thereof, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute;

(vii) Mortgages existing at the date of the execution of this Indenture;

(viii) Mortgages on property, shares of stock or Indebtedness of a corporation existing at the time such corporation is merged into or consolidated or amalgamated with the Company, the Guarantor, the Subsidiary Guarantor or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company, the Guarantor, the Subsidiary Guarantor or a Restricted Subsidiary;

(ix) Mortgages on property incurred or assumed in connection with the issuance of revenue bonds, the interest on which is exempt from United States Federal income taxation pursuant to Section 103 of the United States Internal Revenue Code of 1986, as amended from time to time (the "Code");

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(x) extensions, renewals or replacements (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) through (ix) inclusive; and

(xi) Mortgages securing indebtedness of the Company or any Subsidiary of the Guarantor and not excepted in the foregoing clauses (i) through (x) inclusive so long as such Indebtedness, plus the aggregate principal amount of all such Indebtedness then outstanding, does not exceed an amount equal to 10% of the Guarantor's total Capital Employed.

Section 10.06 Limitation on Sale and Leaseback.

     Each of the Company, the Guarantor and the Subsidiary Guarantor will not, and the Guarantor will not permit any Restricted Subsidiary to, enter into any transaction with any Person for the leasing by the Company, the Guarantor, the Subsidiary Guarantor or a Restricted Subsidiary of any Principal Property, the acquisition or the completion of construction and commencement of full operation, whichever is later, of which has occurred more than 120 days prior thereto, which Principal Property has been or is to be sold or transferred by the Company, the Guarantor, the Subsidiary Guarantor or such Restricted Subsidiary to that Person in contemplation of such leasing. This covenant shall not apply to any sale and leaseback transaction if:

(i) the lease in such sale and leaseback transaction is for a term of not more than three years;

(ii) the Company, the Guarantor, the Subsidiary Guarantor or the relevant Restricted Subsidiary, as the case may be, shall apply or cause to be applied an amount in cash equal to the greater of the net proceeds of such sale or transfer or the fair value (as determined by the Board of Directors of the Guarantor of such Principal Property) to the retirement (other than any mandatory retirement or by way of payment at maturity), within 120 days of the effective date of any such arrangement, of debt of the Company, the Guarantor, the Subsidiary Guarantor or Restricted Subsidiaries (other than debt owed to any Subsidiary), which by its terms matures more than 12 months after the date of the creation of such debt, or shall apply such proceeds to investment in other Principal Properties within a period not exceeding 12 months prior or subsequent to any such arrangement;

(iii) such sale and leaseback transaction is entered into between the Guarantor or the Subsidiary Guarantor and a Restricted Subsidiary or between Restricted Subsidiaries or between the Guarantor and the Subsidiary Guarantor; or

(iv) the Company, the Guarantor, the Subsidiary Guarantor or a Restricted Subsidiary would be entitled to incur a Mortgage on such Principal Property pursuant to clauses (i) through (xi) inclusive pursuant to Section 10.05, securing debt without equally and ratably securing the Guarantees.

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Section 10.07 This Section has been left blank intentionally.

Section 10.08 Withholding Tax Redemption.

(1) The Securities are subject to redemption ("Withholding Tax Redemption") at any time (a "Withholding Tax Redemption Date") on giving not less than 30 nor more than 60 days' notice of such redemption, in a whole but not in part, at the election of the Company, at a redemption price equal to the principal amount thereof plus accrued interest, if any, to and including the Withholding Tax Redemption Date (the "Withholding Tax Redemption Price") if,

(a) the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, of such Series of Notes determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom or the United States (or of any political subdivision or taxing authority of or in any such jurisdiction), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after the issue date of the Notes of such Series,

(i) the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, would be required to pay any Additional Amounts on the next succeeding Interest Payment Date and the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, or

(ii) United Kingdom withholding tax has been or would be required to be withheld with respect to interest income received or receivable by the Company directly from the Guarantor or the Subsidiary Guarantor and such withholding tax obligation cannot be avoided by the use of reasonable measures available to the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, or

(b) the Company, the Guarantor or the Subsidiary Guarantor determines, based upon an Opinion of Counsel to the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction, in the United Kingdom or the United States (or of any political subdivision or taxing authority of or in any such jurisdiction) (whether or not such action was taken or brought with respect to the Company, the Guarantor or the Subsidiary Guarantor), which action is taken or brought on or after the issue date or such other date specified in the Notes of such series, there is a substantial probability that the circumstances described in clause (a)(i) or (a)(ii) would exist; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, would be obligated to pay such Additional Amounts. The Company, the Guarantor or the Subsidiary Guarantor, as the case may be, will also pay to each Holder, or make available for payment to each such Holder, on the Withholding Tax Redemption Date any Additional Amounts (other than Additional Amounts described in Sections (a) through (k) in Section 10.04 hereof) resulting from the payment of such Withholding Tax Redemption Price.

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(2) The election of the Company to redeem the Securities shall be evidenced by a certificate (a "Withholding Tax Redemption Certificate") of the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, which certificate shall be delivered to the Trustee (x) signed by a duly authorized officer of the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, stating that the Company is entitled to effect a redemption pursuant to paragraph (1)(a) of this Section 10.08 and setting forth a statement of facts showing that the conditions precedent of the right so to redeem have occurred or (y) an Opinion of Counsel stating to the effect that the conditions specified in paragraph (1)(b) of this Section 10.08 have been satisfied. Such notice, once delivered to the Trustee, will be irrevocable. The Company, the Guarantor or the Subsidiary Guarantor, as the case may be, shall, not less than 45 days nor more than 75 days prior to the Withholding Tax Redemption Date, notify the Trustee in writing of such Withholding Tax Redemption Date and of all other information necessary to the giving by the Trustee of notices of such Withholding Tax Redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, in the Withholding Tax Redemption Certificate and shall be under no duty to check the accuracy or completeness thereof. Such notice shall be irrevocable and upon its delivery the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, shall be obligated to make the payment or payments to the Trustee referred to therein at least two Business Days prior to such Withholding Tax Redemption Date.

     Notice of Withholding Tax Redemption shall be given by the Trustee to the holders, in accordance with Section 1.06, upon the mailing by first-class postage prepaid to each holder at the address of such holder as it appears in the Register not less than 30 days nor more than 60 days prior to the Withholding Tax Redemption Date.

The notice of Withholding Tax Redemption shall state:

(i) the Withholding Tax Redemption Date;

(ii) the Withholding Tax Redemption Price;

(iii) the sum of all other amounts due to the holders under the Securities and this Indenture;

(iv) that on the Withholding Tax Redemption Date the Withholding Tax Redemption Price will become due and payable upon each such Security so to be redeemed; and

(v) the place or places, including the offices of our Paying Agent in London, where such Securities so to be redeemed are to be surrendered for payment of the Withholding Tax Redemption Price.

     Notice of Withholding Tax Redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Withholding Tax Redemption Date, become due and payable at the Withholding Tax Redemption Price therein specified. Upon surrender of any such Securities for redemption in accordance with such notice, such Securities shall be paid by the Paying Agent on behalf of the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, on the Withholding Tax Redemption Date; provided that moneys sufficient therefor have been deposited with the Trustee for the holders.

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     So long as the Notes are listed on the London Stock Exchange and the rules of such stock exchange so require, notice of any redemption will be published in a newspaper having a general circulation in London.

     Notwithstanding anything to the contrary in this Indenture or in the Securities, if a Withholding Tax Redemption Certificate has been delivered to the Trustee and the Company shall have paid to the Trustee for the benefit of the holders (i) the Withholding Tax Redemption Price and (ii) all other amounts due to the holders and the Trustee under the Securities and this Indenture, then neither the holders nor the Trustee on their behalf shall any longer be entitled to exercise any of the rights of the holders under the Securities other than the rights of the holders to receive payment of such amounts from the Paying Agent and the occurrence of an Event of Default whether before or after such payment by the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, to the Trustee for the benefit of the holders shall not entitle either the holders or the Trustee on their behalf after such payment to declare the principal of any Securities then outstanding to be due and payable on any date prior to the Withholding Tax Redemption Date. The funds paid to the Trustee shall be used to redeem the Securities on the Withholding Tax Redemption Date.

Section 10.09 Corporate Existence.

     Subject to Article Eight, each of the Company, the Guarantor and the Subsidiary Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary in accordance with the respective organizational documents of the Company, the Guarantor, the Subsidiary Guarantor and each such Subsidiary and their respective rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises; provided, however, that the foregoing shall not obligate the Company, the Guarantor, the Subsidiary Guarantor or any Restricted Subsidiary to preserve any such right, license or franchise if the Company, the Guarantor, the Subsidiary Guarantor or any Restricted Subsidiaryshall determine that the preservation thereof is no longer desirable in the conduct of its business or the business of such Restricted Subsidiary and that the loss thereof is not disadvantageous in any material respect to any Holder.

Section 10.10 Waiver of Certain Covenants.

     The Company, the Guarantor and the Subsidiary Guarantor may omit in any particular instance to comply with any covenant or condition set forth in Section 10.05 or Section 10.06, with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in aggregate principal amount of all Outstanding Securities (voting as one class) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company, the Guarantor and the Subsidiary Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 10.11 Company, Guarantor and Subsidiary Guarantor Statement as to Compliance; Notice of Certain Defaults.

(1) The Company, the Guarantor and Subsidiary Guarantor shall each deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers' Certificate) signed by its principal executive officer, the principal financial officer or the principal accounting officer, stating that:

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(a) a review of the activities of the Company, the Guarantor and Subsidiary Guarantor during such year and of its performance under this Indenture has been made under his or her supervision; and

(b) to the best of his or her knowledge, based on such review, (a) the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, has complied with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him or her and the nature and status thereof.

(2) The Company, the Guarantor or the Subsidiary Guarantor shall deliver to the Trustee, within 30 days after the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, becomes aware of the occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would become an Event of Default pursuant to clause (5) of Section 5.01.

(3) The Trustee shall have no duty to monitor the Company's, the Guarantor's or the Subsidiary Guarantor's compliance with the covenants contained in this Article Ten.

Section 10.12 Calculation of Original Issue Discount.

     The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods), if any, accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Code.

ARTICLE ELEVEN Redemption of Securities

Section 11.01 Applicability of Article.

     Redemption of Securities of any series at the option of the Company as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article.

Section 11.02 Election to Redeem; Notice to Trustee.

     The election of the Company to optionally redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of (a) less than all of the Securities of any series or (b) all of the Securities of any series with the same issue date, interest rate or formula, Stated Maturity and other terms, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee, the Guarantor and the Subsidiary Guarantor of such Redemption Date and of the principal amount of Securities of such series to be redeemed.

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Section 11.03 Selection by Trustee of Securities to be Redeemed.

     If less than all of the Securities of any series with the same issue date, interest rate or formula, Stated Maturity and other terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Registered Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Registered Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.

     The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

     Unless otherwise specified in or pursuant to this Indenture or the Securities of any series, if any Security selected for partial redemption is converted into or exchanged for Common Stock or other securities, cash or other property in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

Section 11.04 Notice of Redemption.

     Notice of redemption shall be given in the manner provided in Section 1.06, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof. So long as the Notes are listed on the London Stock Exchange and the rules of such stock exchange so require, notice of any redemption will be published in a newspaper having a general circulation in London.

     Any notice that is mailed to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

     All notices of redemption shall state:

(1) the Redemption Date,

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(2) the Redemption Price,

(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6) the place or places where such Securities, together (in the case of Bearer Securities) with all Coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto,

(7) that the redemption is for a sinking fund, if such is the case,

(8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the date fixed for redemption or the amount of any such missing Coupon or Coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished,

(9) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the Redemption Date pursuant to Section 3.05 or otherwise, the last date, as determined by the Company, on which such exchanges may be made,

(10) in the case of Securities of any series that are convertible or exchangeable into Common Stock or other securities, cash or other property, the conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such series to be redeemed will commence or terminate and the place or places where such Securities may be surrendered for conversion or exchange, and

(11) the CUSIP number or the Euroclear or the Clearstream Luxembourg reference numbers of such Securities, if any (or any other numbers used by a Depository to identify such Securities).

     A notice of redemption published as contemplated by Section 1.06 need not identify particular Registered Securities to be redeemed.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

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Section 11.05 Deposit of Redemption Price.

     At or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit, with respect to the Securities of any series called for redemption pursuant to Section 11.04, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in the applicable Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified pursuant to Section 3.01 or in the Securities of such series) any accrued interest on and Additional Amounts with respect thereto, all such Securities or portions thereof which are to be redeemed on that date.

Section 11.06 Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the Coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all Coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with any accrued interest and Additional Amounts to the Redemption Date; provided, however, that, except as otherwise provided in or pursuant to this Indenture or the Bearer Securities of such series, installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of Coupons for such interest (at an Office or Agency located outside the United States except as otherwise provided in Section 10.02), and provided, further, that, except as otherwise specified in or pursuant to this Indenture or the Registered Securities of such series, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 3.07.

     If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that any interest or Additional Amounts represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an Office or Agency for such Security located outside of the United States except as otherwise provided in Section 10.02.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security.

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Section 11.07 Securities Redeemed in Part.

     Any Registered Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the U.S. Depository or other Depository for such Security in global form as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

ARTICLE TWELVE Sinking Funds

Section 12.01 Applicability of Article.

     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such series issued pursuant to this Indenture.

     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.

Section 12.02 Satisfaction of Sinking Fund Payments with Securities.

     The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any series to be made pursuant to the terms of such Securities (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company), together in the case of any Bearer Securities of such series with all unmatured Coupons appertaining thereto, and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 12.02, the principal

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amount of Securities of such series to be redeemed in order to satisfy the remaining sinking fund payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

Section 12.03 Redemption of Securities for Sinking Fund.

     Not less than 75 days prior to each sinking fund payment date for any series of Securities, the Company shall deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 12.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers' Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.06 and Section 11.07.

ARTICLE THIRTEEN Securities in Foreign Currencies

Section 13.01 Applicability of Article.

     Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, or (ii) any distribution to Holders of Securities, in the absence of any provision to the contrary pursuant to this Indenture or the Securities of any particular series, any amount in respect of any Security denominated in a Foreign Currency shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Trustee or, in the absence of such written notice, as the Trustee may determine.

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ARTICLE FOURTEEN Meetings of Holders of Securities

Section 14.01 Purposes for Which Meetings May Be Called.

     A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 14.02 Call, Notice and Place of Meetings.

(1) The Trustee may at any time and from time to time call a meeting of Holders of Securities of any series for any purpose specified in Section 14.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in such place as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2) In case at any time the Company, the Guarantor or the Subsidiary Guarantor (by or pursuant to a Board Resolution), or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 14.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 1.06) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, the Guarantor or the Subsidiary Guarantor or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or, if Securities of such series have been issued in whole or in part as Bearer Securities, in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.

Section 14.03 Persons Entitled to Vote at Meetings.

     To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Company and its counsel, any representatives of the Guarantor and its counsel and any representatives of the Subsidiary Guarantor and its counsel.

Section 14.04 Quorum; Action.

     The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or

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waiver which this Indenture expressly provides may be given by the Holders of at least 66-2/3% in principal amount of the Outstanding Securities of a series, the Persons entitled to vote 66-2/3% in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.02(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

     Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of at least 66-2/3% in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 66-2/3% in principal amount of the Outstanding Securities of that series; and provided, further, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series.

     Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the Coupons appertaining thereto, whether or not such Holders were present or represented at the meeting.

Section 14.05 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.04 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

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(2) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company, the Guarantor, the Subsidiary Guarantor or by Holders of Securities as provided in Section 14.02(2), in which case the Company, the Guarantor, the Subsidiary Guarantor or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(3) At any meeting, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(4) Any meeting of Holders of Securities of any series duly called pursuant to Section 14.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 14.06 Counting Votes and Recording Action of Meetings.

     The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the permanent secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the permanent secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 and, if applicable, Section 14.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, the Guarantor, the Subsidiary Guarantor and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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ARTICLE FIFTEEN Guarantees

Section 15.01 The Guarantees.

(1) Each of the Guarantor and the Subsidiary Guarantor hereby, jointly and severally, irrevocably and unconditionally, guarantees to each Holder of a Note of each Series authenticated and delivered by the Trustee for value received in connection with such Security, and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal of, premium, if any, interest on, and any Additional Amounts with respect to such Note and the due and punctual payment of the sinking fund payments (if any) provided for pursuant to the terms of such Note, when and as the same shall become due and payable (subject to any period of grace provided with respect thereto), whether at the Stated Maturity, by declaration of acceleration, redemption, repayment or otherwise, in accordance with the terms of such Note and of this Indenture. In case of the failure of the Company punctually to pay any such principal, premium, interest, Additional Amounts or sinking fund payment, the Guarantor and the Subsidiary Guarantor hereby, jointly and severally, fully, irrevocably and unconditionally, agree to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, upon declaration of acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company. The aforesaid Guarantees are of payment and not of collection.

(2) The Guarantor's and the Subsidiary Guarantor's obligations hereunder shall rank at least pari passu with all other unsecured and unsubordinated obligations of the Guarantor and the Subsidiary Guarantor, as the case may be (other than any obligations preferred by statute or by operation of law), from time to time outstanding.

Section 15.02 Guarantees Unconditional, etc.

     Each of the Guarantor and the Subsidiary Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, full, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Securities or this Indenture, any failure to enforce the provisions of any Securities or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Securities or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each of the Guarantor and the Subsidiary Guarantor hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Securities or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantees will not be discharged except by payment in full of the principal of, any premium and interest on, and any Additional Amounts and sinking fund payments required with respect to, the Securities and the complete performance of all other obligations contained in the Securities. Each of the Guarantor and the Subsidiary Guarantor further agrees, to the fullest extent that it lawfully may do so, that as between the Guarantor or the Subsidiary Guarantor, as the case may be, on the one hand, and the Holders and the Trustee, on the other hand, the Stated Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 5.01(a) hereof for the purposes of the Guarantees, notwithstanding any stay, injunction or prohibition extant under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.

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Section 15.03 Reinstatement.

     The Guarantees shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Securities, in whole or in part, is rescinded or must otherwise be restored to the Company, the Guarantor or the Subsidiary Guarantor upon the bankruptcy, liquidation or reorganization of the Company or otherwise.

Section 15.04 Subrogation.

     The Guarantor and the Subsidiary Guarantor shall be subrogated to all rights of the Holder of any Securities against the Company in respect of any amounts paid to such Holder by the Guarantor or the Subsidiary Guarantor, as the case may be, pursuant to the provisions of the Guarantees; provided, however, that the Guarantor or the Subsidiary Guarantor, as the case may be, shall not, without the consent of the holders of all the Securities then Outstanding, be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any Additional Amounts and sinking fund payments required with respect to, all Securities shall have been paid in full.

Section 15.05 Additional Amounts

     If any deduction or withholding for any present or future United Kingdom Tax or a United States Tax shall at any time be required in respect of any amounts to be paid by the Guarantor or the Subsidiary Guarantor pursuant to the terms of the Guarantees, the Guarantor or the Subsidiary Guarantor may deduct or withhold in respect of such amounts and will pay as additional interest to the Holder such Additional Amounts as may be necessary in order that the net amounts paid to such Holder pursuant to the terms of the Guarantees, after such deduction or withholding, shall be not less than such amounts as would have been received by the Holder had no such withholding or deduction been required; provided, however, that (a) amounts with respect to United Kingdom Tax shall be payable only to Holders that are not resident in the United Kingdom for purposes of its tax, and (b) amounts with respect to United States Tax shall be payable only to a Holder that is, for United States tax purposes, a United States Alien, and provided further, that neither the Guarantor nor the Subsidiary Guarantor shall be required to make any payment of Additional Amounts for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United Kingdom or the United States (in the case of a United Kingdom Tax or a United States Tax, respectively), or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or there having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

(b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

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(c) any tax, assessment or other governmental charge which is payable other than by withholding from payments of (or in respect of) principal of, premium, if any or any interest on, the Notes;

(d) with respect to any United States Tax, any such tax imposed by reason of the past or present status of a Holder or beneficial owner as a personal holding company, foreign personal holding company or foreign private foundation or similar tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States Federal income tax;

(e) with respect to any United States Tax, any such Tax imposed by reason of the past or present status of a Holder or beneficial owner as (i) the actual or constructive owner of 10% or more of the total combined voting power of all equity interests of Cadbury Schweppes Holdings (U.S.) or any of its subsidiaries, the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, or (ii) a controlled foreign corporation, within the meaning of Section 957(a) of the Code, that is related to Cadbury Schweppes Holdings (U.S.) or any of its subsidiaries, the Company, the Guarantor or the Subsidiary Guarantor, as the case may be, through equity ownership;

(f) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal, premium, if any, or any interest on, any Note, if such payment can be made without such withholding by any other paying agent;

(g) any tax, assessment or other governmental charge which would not have been imposed or withheld if such Holder or beneficial owner had made a declaration of nonresidence or other similar claim for exemption or present any applicable form or certificate, upon the making or presentation of which that Holder or beneficial owner would either have been able to avoid such tax, assessment or charge or to obtain a refund of such tax, assessment or charge, including, with respect to any United States Tax, certification or documentation to the effect that such Holder or beneficial owner is a United States Alien and lacks other connections with the United States;

(h) any tax, assessment or other governmental charge which would not have been imposed but for the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

(i) any tax, assessment or other governmental charge arising in relation to a Note which has been refunded by any tax authority to a Holder in accordance with the terms of an applicable double taxation treaty;

(j) any withholding or deduction where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, European Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000; or

(k) any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) above;

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nor shall Additional Amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any Note to any such Holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such Additional Amounts had it been the Holder of the Note.

Section 15.06 Maximum Amount of Guaranteed Obligations of Subsidiary Guarantor

     Any term or provision of the Guarantees or any other document to the contrary notwithstanding, the aggregate maximum amount of the guaranteed obligations for which the Subsidiary Guarantor shall be liable shall not exceed the maximum amount for which the Subsidiary Guarantor can be liable without rendering the Guarantee or any other document, as it relates to the Subsidiary Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CADBURY SCHWEPPES US FINANCE LLC,
as Issuer

By	_____________________________

Name:
Title:

CADBURY SCHWEPPES PUBLIC LIMITED COMPANY, as Guarantor

By	_____________________________

Name:
Title:

CADBURY SCHWEPPES FINANCE P.L.C., as Subsidiary Guarantor

By	_____________________________

Name:
Title:

JPMORGAN CHASE BANK,
as Trustee, Security Registrar, Paying Agent and Transfer Agent

By	_____________________________

Name:
Title: